SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

Dynamic Healthcare Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),14a-6(i)(2)
    or Item 22 (a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11

 (1)  Title of each class of securities to which transaction applies:
 (2)  Aggregate number of securities to which transaction applies:
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 (4)  Proposed maximum aggregate value of transaction:
 (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1) Amount Previously Paid:
 2) Form, Schedule or Registration Statement No:
 3) Filing Party:
 4) Date Filed:






           DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  To the Shareholders of DYNAMIC HEALTHCARE TECHNOLOGIES, INC.:

  The Annual Meeting of the Shareholders of DYNAMIC HEALTHCARE
TECHNOLOGIES, INC., a Florida corporation, (the "Company" ) will be held at the Sheraton North Orlando Hotel, 600 North Lake
Destiny Drive, Maitland, Florida 32751 on June 3, 1997, at 1:30 p.m. local time, for the following purposes:

		1.	To elect seven (7) persons as directors for a term of one
     year. The slate proposed by the Board of Directors is set forth in the accompanying Proxy Statement.

		2.	To vote on the proposal of the Board of Directors that KPMG
     Peat Marwick, LLP, independent public accountants, be engaged as auditors for the Company for the fiscal year ending December 31,
     1997.

		3.	To vote on the proposal of the Board of Directors to amend
     the Articles of Incorporation to increase authorized shares of common stock ("Common Stock") to a total of 40,000,000 shares.

		4.	To vote on the proposal of the Board of Directors to amend
     the 1993 Incentive Stock Option Plan ("1993 ISO Plan") to increase to a total of 1,500,000 shares of Common Stock issuable pursuant to the terms set forth therein.

		5.	To vote on the proposal of the Board of Directors to amend
     the Stock Warrant and Option Plan for Directors and Management employees ("D & M Plan") to increase to a total of 650,000 shares of Common Stock issuable pursuant to the terms set forth therein.

		6.	To vote on the proposal of the Board of Directors to amend
     the Employee Stock Purchase Plan ("ESP Plan") to increase to a total of 600,000 shares of Common Stock issuable pursuant to the terms set forth therein.

		7.	To consider and transact any other business which may
     properly come before the meeting or any adjournment thereof.

     The Board of Directors has designated April 15, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment thereof. Only shareholders of record at the close of business on April 15, 1997, will be entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, please mark, sign, date and mail the enclosed proxy, which requires no postage if mailed in the United States.

     Your attention is called to the accompanying Proxy Statement.


                             By Order of the Board of Directors

                             /S/ PAUL S. GLOVER

                             Paul S. Glover
                             Vice President Finance and
                             Chief Financial Officer
                             Dynamic Healthcare Technologies, Inc.
                             101 Southhall Lane, Suite 210
                             Maitland, Florida 32751






            DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                      PROXY STATEMENT
         ANNUAL MEETING OF SHAREHOLDERS JUNE 3, 1997

	This Proxy Statement is furnished to shareholders of DYNAMIC HEALTHCARE TECHNOLOGIES, INC., a Florida corporation, (the "Company") in connection with the solicitation on behalf of the Board of Directors of proxies for use at the Annual Meeting of Shareholders to be held on June 3,1997, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

	The address of the principal executive office of the Company is 101 Southhall Lane, Suite 210, Maitland, Florida 32751. This
Proxy Statement and form of Proxy were mailed to shareholders of the Company on approximately April 28, 1997.

         SOLICITATION AND REVOCATION OF PROXIES

	The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by facsimile machine, telegraph or telephone.

	Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder given a proxy in such form may revoke it any time before it is voted at the meeting, by executing a subsequent proxy or by notice to the Secretary of the Company at the Company's principal address as set forth above. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specifications indicated thereon. If no instructions are indicated, proxies will be voted (i) "FOR" the election of the seven (7) persons named herein as nominees for election to the Board of Directors; (ii) "FOR" proposals 2, 3, 4, 5 and 6; and
(iii) at the discretion of the proxy holders of record for any other matter that may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware that any matter other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended will be presented for action at the meeting.

              VOTING RIGHTS AND PROCEDURE

	Only Common Stock of record at the close of business on April 15, 1997 ("Entitled Shareholders"), are entitled to execute proxies or to vote at the annual meeting. As of March 31, 1997, there were 17,064,853 shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote for each share held with respect to the matters mentioned in the foregoing
Notice of Annual Meeting of Shareholders and any other matters that may properly come before the meeting, other than the election of directors, in which shareholders may cumulate their votes, (see "Election of Board of Directors"). A majority of the outstanding shares are required to constitute a quorum at the meeting.

   PROPOSAL NUMBER ONE (1) - ELECTION OF BOARD OF DIRECTORS

	Seven (7) Directors are to be elected at the annual meeting to serve until the 1998 annual meeting of shareholders and until their successors are elected and qualified. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. If, prior to the meeting, any nominee ceases to be a candidate for election because the nominee is unable to serve, or for good cause will not serve, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board of Directors may, in its discretion, recommend.

	Shareholders have cumulative voting rights in connection with the election of directors. Each Entitled Shareholder may cast a number of votes equal to the number of shares of Common Stock owned multiplied by the number of directors to be elected seven
(7). Those votes may be distributed among all the nominees equally, or divided among any number of the nominees in such proportion as the shareholder may desire. The seven (7) nominees who receive the greatest number of votes will be elected.

	Unless authority is withheld in the proxy, the persons named in the enclosed form of proxy will cast the votes of the proxied shares to elect the seven nominees hereinafter named. These shares may be voted cumulatively so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all), if such action is considered necessary or desirable by the proxy holders. The Board of Directors recommends a vote "FOR" election of the nominees listed below.

         NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

Nominee and                                 Director  Other
Principal Occupation                 Age    Since     Directorships Held

Jerry L. Carson                       56    1993      None
	Executive Vice President and
	Chief Financial Officer
	Evans Enterprises

Mitchel J. Laskey, C.P.A.             47     1994     Alliance Bank,
	President and Chief Executive Officer                a commercial bank
	Dynamic Healthcare Technologies, Inc.

Thomas J. Martinson                   47     1986     Interventional Innovations
	President                                            Corporation
	Martinson & Company, Ltd.

Bret Maxwell                          38     1996     None
	Vice Chairman
	First Analysis Corporation

David M. Pomerance                    52     1991     First Mercantile National
	President                                            Bank, Inc.,
 MMRI, Inc.                                           a commercial bank

Daniel Raynor                         37     1996     None
	Managing Partner
	The Argentum Group

Richard W. Truelick                   56     1996     None
	President
	Truelick Associates

	Jerry L. Carson has been a Director of the Company since January 1993. Mr. Carson has been executive vice president and chief financial officer of Evans Enterprises, a property management and real estate development firm in Bedford, New Hampshire, since 1990. Mr. Carson was executive vice president and chief financial officer of Playboy Enterprises, Inc. from 1988 to 1990 and held the positions of vice president of corporate development and treasurer of Baxter International from 1980 to 1986.

	Mitchel J. Laskey has been Chief Executive Officer since May 1996, President, Chief Operating Officer and Treasurer since
August 1994 and a director since December 1994.  From 1992 to
1994, Mr. Laskey was chairman and chief executive officer of Dynamic Technical Resources, Inc., which was acquired by the Company in August 1994. From 1985 to 1991, Mr. Laskey was a principal or managing partner in various entrepreneurial investments and also acted as a volunteer officer for a not-for-profit social agency. From 1983 through 1985, Mr.
Laskey was executive vice president of Dynamic Control Division of Baxter International and, from 1980 until its sale to Baxter
International in 1983, was the executive vice president of Dynamic Control Corporation, a healthcare information systems company. Mr. Laskey has been a licensed certified public accountant since 1974 and is a member of the American and Florida Institutes of Certified Public Accountants.

 Thomas J. Martinson has been a director of the Company since 1986. He also was the Company's Chairman of the Board from 1986 until 1996 and Secretary from 1986 until 1994. Mr. Martinson has been president of Martinson & Company, Ltd. of Wayzata, Minnesota, an investment banking firm, since 1985. In March 1996, Mr. Martinson became the chairman of the board of directors of Interventional Innovations Corporation of St. Paul, Minnesota.

	Bret R. Maxwell has been a director of the Company since May 1996. Mr. Maxwell is Vice Chairman of First Analysis
Corporation, a securities investment firm which he joined in 1982. Mr. Maxwell is also a director for numerous privately held companies.

	David M. Pomerance has been Chairman of the Board of Directors since May 1996, Secretary of the Company since August 1994 and a director since 1991. Mr. Pomerance served as Chief Executive
Officer of the Company from July 1994 to May 1996 and was President from July 1994 through August 1994. He is the managing general partner of Martin Magnetic Imaging, Ltd., a magnetic resonance imaging (MRI) facility in Stuart, Florida.
From 1990 through 1994, and from 1985 through 1989, Mr.
Pomerance was a principal in various private businesses.  During
1989 and 1990, Mr. Pomerance was the president of the Healthcare Systems Division of UNISYS Corporation. From 1983 through 1985,
Mr. Pomerance was the president of the Dynamic Control Division of Baxter International. From 1974 until its sale to Baxter International in 1983, he was the president and controlling shareholder of Dynamic Control Corporation, a healthcare information systems company which he founded.

	Daniel Raynor has been a director of the Company since May 1996. Mr. Raynor has been the president of a general partner of The Argentum Group, a private investment firm, since November, 1987, and chairman of the general partner of Argentum Capital Partners, L.P., a small business investment company, since its
organization in February 1990.   Mr. Raynor is also a director
for numerous privately held companies.

	Richard W. Truelick has been a director of the Company since May 1996. Mr. Truelick is the sole owner of Truelick
Associates, a merger consulting and investment firm, where he has been employed there since 1988. From 1979 through 1988, Mr.
Truelick was a partner in Adler-Truelick Associates, also a merger consulting and investment firm. Mr. Truelick was vice president corporate development for Beatrice Foods Company from 1968 through 1979.

	The business of the Company is managed under the direction of its Board. The Board of Directors meets periodically to review significant developments affecting the Company and to act on matters requiring its approval. The Board of Directors held four meetings during 1996. The meetings were attended by all of the directors with the exceptions of Mr. Richard Truelick, who was unable to attend one meeting, and Mr. Kenneth Coon, who attended only the two meetings held prior to last year's annual meeting during which he was not nominated for re-election.

	The Compensation and Incentive Stock Option Committee of the Company's Board of Directors consists of Daniel Raynor, Thomas
J. Martinson and Bret Maxwell. Mr. Raynor is the Committee's chair and joined the committee in May, 1996 to fill the vacancy created when Mr. Carson left the committee. Mr. Maxwell also joined the committee in May, 1996 to fill the vacancy created when Mr. Coon left the committee. Mr. Martinson was a member of the committee throughout 1996. The Committee's primary responsibilities are to formulate and recommend to the Board of Directors the compensation package for the Company's President and Chief Executive Officer; to formulate and recommend to the Board of Directors the terms of the Company's Management
Incentive Compensation Plan; to recommend approval of and administer any other employee compensation and incentive plans;
and to periodically review and make recommendations on the Company's general salary administration plan. The Committee held three meetings during 1996, which were attended by all its members.

	The Audit Committee of the Company's Board of Directors consists of Jerry L. Carson, Daniel Raynor and Richard Truelick. Mr. Raynor and Mr. Truelick joined the Committee in May, 1996 to fill the vacancies created when Mr. Coon and Mr. Martinson left the Committee. Mr. Truelick is the Committee's chair. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent auditors for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with independent auditors the Company's annual audit and annual financial statements; reviews the status of internal accounting controls with management; evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent auditors or the Board of Directors; and evaluates all public financial reporting documents of the Company. The Audit Committee held two meetings in 1996. The first meeting was attended by all the Committee members. The second meeting was attended by Mr. Carson and Mr. Bret Maxwell, who served as chairman in the absence of Mr. Truelick.

	The Company's Board of Directors does not have a Nominating Committee. The functions customarily attributable to a Nominating Committee are performed by the Board of Directors as a whole. The Board of Directors will consider nominees recommended by security holders. For a security holder to recommend a nominee to the Board, the security holder must contact a member of the Board by mail in care of the Company and supply the following information:

 -- The security holder's name, address and phone number.
 -- The number of shares of the Company's Common Stock held by the security holder.
 -- The name, address, phone number and brief biography of the nominee recommended by the security holder.
 -- A statement by the security holder as to why he or she believes the recommended nominee should be nominated to stand for election to the Company's Board of Directors.

	The Board of Directors will consider any nominee recommended by any security holder as long as such recommendation is received at least six months, but no longer than twelve months, prior to the next regularly scheduled annual meeting of shareholders.

               COMPENSATION OF DIRECTORS

	Under a policy established by the Company's Board of Directors, "outside directors" are compensated at the rate of $500 plus expenses for each Board meeting attended in person.

	Outside directors also receive a five year warrant for 25,500 shares of the Company's Common Stock. The warrant is issued on the date of their first election to the Board of Directors and the exercise price is equal to the average of the closing bid and ask prices of the Company's Common Stock on the date of issuance. Prior to June 14, 1995 these warrants vested one-third upon issuance and one-third upon each of the first and second anniversaries of the warrant. After June 13, 1995 these warrants were issued to vest 40% upon issuance and 20% on each anniversary date for three subsequent years. In addition, annual warrants are issued to certain outside directors starting at the beginning of that director's third consecutive term in office as an outside director of the Company. Each annual warrant is for 5,000 shares of the Company's Common Stock, has a five year term and an exercise price equal to the average of the closing bid and ask prices of the Company's Common Stock on the date of issuance. Prior to June 14, 1995 these warrants vested fully upon issuance. After June 13, 1995 these warrants were issued to vest 40% upon issuance and 20% on each anniversary date for three subsequent years. With certain exceptions, all outside director warrants expire upon the termination of that director's service to the Company as a director. Messrs.
Carson, Coon, Martinson, Raynor, Truelick, Maxwell, and
Pomerance (when an outside director) have all received warrants for the Company's Common Stock under this Plan.

	Mr. Martinson was Chairman of the Board through May 1996, at which time Mr. Pomerance was elected. Mr. Martinson received
$6,000 in 1996 for his services as Chairman. Mr. Pomerance will receive $18,000 annually for his services as chairman and received $7,500 during 1996.

	No director receives any additional compensation for services to the Company as a member of any committee of the Board of Directors.

                    EXECUTIVE OFFICERS

	The names, ages and positions of the Company's executive officers are:

  Name                      Age         Officer Position

  David M. Pomerance        52         	Chairman of the Board and Secretary

  Mitchel J. Laskey         47          President, Chief Executive Officer,
                                        Treasurer and Director
  Nikhil A. Bhatt           44          Senior Vice President and
                                        Chief Technical Officer
  Paul S. Glover            38          Vice President - Finance and
                                        Chief Financial Officer

	See NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS for
 David M. Pomerance and Mitchel J. Laskey.

	Nikhil A. Bhatt has been Senior Vice President and Chief Technical Officer of the Company since June 1996. From January
1989 to May 1996, Mr. Bhatt was senior vice president and chief technical officer of IMNET Systems, Inc. Mr. Bhatt has more than 20 years experience in the image processing industry, specializing in software development, engineering and research and development. Mr. Bhatt was directly responsible for the design and development of the IMNET MegaSAR(registered) Microfilm Jukebox and personally holds numerous patents, including 15 in image processing and seven in biomedical engineering.

	Paul S. Glover has been Vice President - Finance and Chief Financial Officer of the Company since December 1994 and was Director of Financial Operations from August 1994 through
December 1994. Mr. Glover was the executive vice president of Uniprompt Microsystems, Inc. and president of its wholly owned subsidiary, Unisoft, Inc., from August 1990 through July 1994.
Mr. Glover served as a certified public accountant with the national firms of Main Hurdman and Company (now part of KPMG
Peat Marwick LLP), and Deloitte, Haskins and Sells (now part of Deloitte & Touche LLP).

                   CERTAIN TRANSACTIONS

	During the year ended December 31, 1996 the Company incurred $21,800 of airline transportation charges from DDK Enterprises
LLC ("DDK") on terms which Management believes approximate fair market value. DDK is majority owned by Mr. David Pomerance. In addition, Mr. Pomerance is president of MMRI, Inc. which provides financial consulting and advisory services to the Company. The Company incurred $164,612 to MMRI, Inc. for these services in 1996.

	On August 16, 1996, Messrs. Pomerance and Laskey made unsecured loans to the Company in the amount of $250,000 each, pursuant to which the Company executed unsecured notes. The unsecured notes provided for payment, in full, at the earlier of the completion of a Common Stock offering or November 14, 1996, together with interest at a rate of 13% per annum. The unsecured notes were retired on October 2, 1996 upon completion of a Common Stock offering.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	The following table sets forth certain information as of March 10, 1997, with respect to each class of the Company's equity securities beneficially owned by each director, director nominee, by each person known to the Company to beneficially own more than 5% of the Company's outstanding classes of voting stock (i.e.. Common Stock), and by all officers and directors as a group.


                                                       Common Stock
Name and Address                  Amount and Nature of              Percentage
of Beneficial Owner               Beneficial Ownership (1)          of Class
Walter Barandiaran (2)                   1,892,850                   10.02%
245 East 93rd Street, Apt. 26D
New York, NY 10128

Daniel Raynor (3)                        1,840,550                    9.76%
c/o The Argentum Group
405 Lexington Avenue, 54th Floor
New York, NY 10174

Bret R. Maxwell (4)                      1,746,300                    9.31%
233 South Wacker Dr., Suite 9500
Chicago, IL 60606

First Analysis Corporation (5)           1,710,200                    9.12%
233 South Wacker Dr., Suite 9500
Chicago, IL 60606

Oliver Nicklin (6)                       1,710,200                    9.12%
233 South Wacker Dr., Suite 9500
Chicago, IL 60606

State of Wisconsin                         960,000                    5.64%
Post Office Box 7842
Madison, WI  53707

The Productivity Fund, III, LP             855,100                    5.02%
233 South Wacker Dr., Suite 9500
Chicago, IL 60606

Environmental Private Equity Fund II, LP   855,100                    5.02%
233 South Wacker Dr., Suite 9500
Chicago, IL 60606

Mitchel J. Laskey (7)                      797,255                    4.62%
1611 Talisia Court
Longwood, FL 32779


                                    5




David M. Pomerance (8)                     547,900                    3.21%
2421 Southeast Bahia Way
Stuart, FL  34996

Thomas J. Martinson (9)                    162,500                      *
140 Barry Avenue North
Wayzata, MN  55391

Richard W. Truelick (10)                    92,700                      *
Truelick Associates
167 Regatta Drive
Jupiter, FL  33477

Jerry L. Carson (11)                        40,500                      *
3971 Gulfshore Blvd. North PH302
Naples, FL 33940

Paul S. Glover (12)                         15,427                      *
1624 White Dove Drive
Winter Springs, FL  32708

All Directors and Officers as a Group
(12 Persons)                             5,481,973                   26.69%

  * Less than 1%


(1)	Shares not actually outstanding are deemed to be
    beneficially owned by an individual if such individual has the right to acquire the shares within 60 days.

(2)	Includes 42,000 shares of stock owned by Mr. Walter
    Barandiaran through his individual retirement account, and 42,000 shares of stock held by an individual retirement account for the benefit of his spouse and controlled by Mr. Barandiaran pursuant to a power of attorney. Additionally, by reason of Mr. Barandiaran's status as controlling persons of Argentum Capital Partners, LP ("ACP"), The Argentum Group ("TAG"), and the general partner of Environmental Private Equity Fund II, LP ("EPEF"), the table includes indirect beneficial ownership by him of 1,633,850 shares of stock owned by ACP and EPEF and 175,000 additional shares of Stock which may be acquired by TAG upon the exercise of stock purchase warrants.

(3)	Includes 10,200 shares of stock that Mr. Daniel Raynor may
    acquire upon the exercise of stock purchase warrants. Additionally, by reason of Mr. Raynor's status as controlling person of ACP, TAG and the general partner of EPEF, the table includes indirect beneficial ownership by him of 1,633,850 shares owned by ACP and EPEF, and 175,000 additional shares which may be acquired by TAG upon the exercise of stock purchase warrants.

(4)	By reason of his status as the ultimate general partner of
    The Productivity Fund III, LP ("PFIII") and EPEF, Mr. Bret Maxwell may be deemed to be the indirect beneficial owner of 1,710,200 shares of the stock owned by PFIII and EPEF. Includes 10,200 shares of stock that Mr. Maxwell may acquire upon the exercise of stock purchase warrants.

(5)	By reason of its status as an ultimate general partner of
    PFIII and EPEF, First Analysis Corporation ("FAC") may be deemed to be the indirect beneficial owner of 1,710,200 shares of the Company's stock owned by PFIII and EPEF.

(6)	By reason of Mr. Oliver Nicklin's status as the majority
    stockholder of FAC, the ultimate general partner of PFIII and EPEF. Includes 1,710,200 shares of stock of PFIII and EPEF attributed to Mr. Nicklin as the indirect beneficial owner.

(7)	Includes 240,000 shares of stock that Mr. Mitchel J. Laskey
    may acquire upon the exercise of stock purchase warrants.

(8)	Includes 20,000 shares of stock that Mr. David M. Pomerance
    may acquire upon the exercise of stock purchase warrants.

(9)	Includes 10,000 shares held by Ms. Joan Martinson.  Thomas
    and Joan Martinson are husband and wife. Also includes 30,000 shares of stock that Mr. Thomas J. Martinson may acquire upon exercise of stock purchase warrants.


                              6




(10)	Includes 20,200 shares of stock that Mr. Richard W.
     Truelick may acquire upon the exercise of stock purchase warrants.

(11)	Includes 35,500 shares of stock that Mr. Jerry L. Carson
     may acquire upon the exercise stock purchase warrants.

(12)	Includes 14,000 shares of stock that Mr. Paul Glover may
     acquire upon the exercise of stock purchase warrants.



                               7




                REPORTS BY INSIDERS UNDER SECTION 16

	The following is a listing of the Company's directors, officers or beneficial owners of more than 10% of the Company's Common
Stock ("reporting persons") who failed to file on a timely basis reports required under Section 16(a) of the Exchange Act during fiscal year 1996:

                                              Number   Number of     Number
                     Relationship to          of Late  Transactions  of Forms
Name of Insider      The Registrant           Reports  Reported Late Not Filed


Linda A. Moline      V.P. Professional Services   1         1            0
Philip R. Kneeland   V.P. Technical Operations    1         1            0
Richard W. Truelick  Director                     1         1            0
Jerry L. Carson      Director                     0         0            1
Walter Barandian     10% Shareholder              0         0            1
Oliver Nicklin       10% Shareholder              0         0            2



  The Company is aware of two (2) incorrect filings made by reporting persons.

  A Form 5 filed by Jerry L. Carson failed to reflect his receipt of options to purchase 5,000 shares of Common Stock at $1.97 per share, granted on March 4, 1996.

  A Form 4 filed by Daniel Raynor for October, 1996 failed to reflect the sale of 11,150 shares of Common Stock at $5.38 per share by EPEF on October 28, 1996.



                       EXECUTIVE COMPENSATION

 Report of Compensation Committee

	The Compensation Committee is charged with the formulation and oversight of the Company's general compensation policies and plans, including those for its executive officers. The
Committee consists of Daniel Raynor, its chair, Thomas J.
Martinson and Bret Maxwell, all of whom are independent members of the Company's Board of Directors.

	The Company's general compensation policies are designed to attract and retain exceptional employees at all levels of the organization. Specific policies exist for members of the Company's sales organization to incent those people to increase the Company's operating revenues. Additional policies for certain of the Company's executives and other key employees focus those employees' energies on the Company's long-term strategies for growth, profitability and enhancement of shareholder value. The principal elements of these policies are:

     Base Salary: Base salaries are set for all employees through the use of a compensation matrix which identifies ranges of salaries for each job level as well as performance standards within each level. The matrix is adjusted annually for changes in the Consumer Price Index, and is designed to provide employees receiving positive performance reviews with a base salary approximating the 75th percentile among salaries for similar positions within the Company's peer group. The
Committee annually reviews the salaries of executives in relation to this matrix and in conjunction with the executives' performance reviews and with the salaries suggested by the President and CEO.

     Sales Commissions: The Company provides direct sales representatives and sales management personnel with commissions in addition to their base salary. The commissions are paid on the achievement of certain sales goals under the Company's Sales Policy and Commission Plans which are administered by the President and CEO.

     Management Incentive Compensation: Executive officers and managers of the Company are eligible to receive cash incentives under the Company's Management Incentive Compensation (MIC) Plan which is administered by the President and CEO under the direction of the Compensation Committee. Awards under this Plan may be recommended annually by the President and CEO, and require the approval of the Compensation Committee.


                                8



     The CEO's compensation for fiscal year 1996 was based on an employment agreement entered into on August 23, 1994 which provided a base salary plus annual increases based on the Consumer Price Index. No portion of the CEO's compensation for 1996 was related to the Company's Management Incentive Compensation Plan.

     Incentive Stock Option Plan: As additional incentive for the Company's executives and other key employees to build shareholder value, stock options have been awarded under the Company's 1983 and 1993 Incentive Stock Option Plans. Under provisions of the Internal Revenue Code, options granted under these Plans are considered "Incentive Stock Options". The Compensation Committee functions as the Company's Incentive
Stock Option Committee and is responsible for approving all awards under these Plans. Grants of options under the 1983 Plan are no longer allowed as that Plan has expired. Grants under the 1993 Plan, which was approved by the shareholders in 1993, are permitted until 2003.

     Officer and Director Stock Warrant and Option Plan: In order to attract and incent directors and key managers of the Company, options and warrants for the Company's Common Stock may be granted under the Company's Officer and Director Stock Warrant and Option Plan which was approved by the shareholders in 1993. Grants under this Plan are made under the direction of the Compensation Committee and are "non-qualified" as that term is defined in the Internal Revenue Code.

     Employee Stock Purchase Plan: The Company adopted the Employee Stock Purchase Plan in 1993 for the purpose of encouraging full time employees to become shareholders in the Company. Employees pay for their shares through voluntary payroll deductions. This Plan qualifies for favorable tax treatment to employees under
Section 421 and 423 of the Internal Revenue Code.

                                 Dynamic Healthcare Technologies, Inc.
                                 Compensation and Stock Option Plan Committee

                                 Daniel Raynor, Chairman
                                 Thomas J. Martinson
                                 Bret Maxwell


                              9



                  Summary Compensation Table

The following table is a summary of the annual, long term, and other compensation of the Company's Chief Executive Officer and each executive officer and other corporate officer whose total salary and bonus during the fiscal year ended December 31, 1996 exceeded $100,000.

                                          Long-Term Compensation
                 Annual Compensation      Awards         Payouts

Name and                                Restricted  Securities              All
Principal                  Other Annual   Stock     Underlying  LTIP       Other
Position   Year   Salary   Compensation   Awards    Options/   Payouts  Compensation
                   ($)         ($)         ($)      SARs(#)    ($)(4)   ($)(2)

David M.   1996  $113,854  $12,050(1)(9)   --      50,000(5)    --     $192,462(7)(8)
Pomerance  1995  $151,750  $ 7,800(1)      --         --        --     $  2,772
Chairman   1994  $ 73,365  $ 2,600(1)      --     250,000(10)   --     $    804
of the
Board,
Secretary

Mitchel J. 1996  $182,125  $15,000(1)      --     100,000(5)  $50,000  $  2,850
Laskey     1995  $151,750  $ 7,800(1)      --         --      $50,000  $  2,772
Director,  1994  $ 50,000  $ 2,600(1)      --     250,000(10) $20,833  $    924
President
and CEO

Nikhil A.  1996  $ 90,417  $14,174(6)      --     150,000(3)    --     $  1,395
Bhatt
Senior V.P.
and Chief
Technical
Officer

Paul S.    1996  $101,875  $21,261(6)      --      60,000(5)    --     $    555
Glover     1995  $ 83,815  $   --          --      25,000(5)    --     $    --
V.P.-      1994  $ 29,141  $   --          --         --        --     $    --
Finance
and CFO


  (1) Includes amounts paid as car allowance, club dues and other compensation travel related payments.
  (2)  Includes Company contributions to the individual employees'
       401(k) Retirement Plan.
  (3)  Options awarded pursuant to employment agreement.
  (4) Represents amounts paid under a deferred compensation agreement with Mitchel J. Laskey assumed in connection with the acquisition of Dynamic Technical Resources, Inc. and is payable in 7 remaining monthly installments of $4,167 as of December 31, 1996.
  (5)  Options awarded under the Company's Incentive Stock Option Plan.
  (6)  Management bonuses paid in 1996.
  (7)  Includes consulting fees paid pursuant to 1996 Employment Agreement.
  (8)  Incentive compensation pursuant to revised employment agreement.
  (9)  Includes compensation for serving as Chairman of the Board.
 (10) Options awarded during 1994 were additional compensation under respective employment agreements.



                                   10




                        OPTION GRANTS DURING 1996

The following table sets forth information relative to stock options granted to the Named Officers during 1996. The Company has not granted any stock appreciation rights.


                                                       Potential Realizable
                                                       Value At Assumed Annual
                                                       Rates of Stock Price
                                                       Appreciation For
                           Individual Grants           For Option Term

            Number of    Percent of
            Securities   All Options  Exercise
            Underlying   Granted to   Price
            Options      Employees    Per     Expiration
Name        Granted      In 1996      Share      Date     5%($)     10% ($)

David M.
Pomerance   50,000 (2)    6.1%        $1.97   03/04/06    $ 61,946  $156,983

Mitchel J.
Laskey      50,000 (2)    6.1%        $5.25   08/15/06    $165,084  $418,357

Mitchel J.
Laskey      50,000 (2)    6.1%        $1.97   03/04/06    $ 61,946  $156,983

Nikhil A.
Bhatt      150,000 (1)   18.4%        $4.81   05/16/01    $199,337  $440,483

Paul S.
Glover      10,000 (2)    1.2%        $1.97   03/04/06    $ 12,389  $ 31,397

Paul S.
Glover      20,000 (2)    2.4%        $5.00   06/20/06    $ 62,889  $159,374

Paul S.
Glover      30,000 (2)    3.7%        $5.00   10/29/06    $ 94,334  $239,061


(1)	Employment contract options.
(2)	Options awarded under the Company's Incentive Stock Option Plan.



        AGGREGATED OPTION EXERCISES DURING 1996 FISCAL YEAR AND
                         YEAR END OPTION VALUES

	The following table sets forth information relative to stock options exercised by the Named Officers during 1996 and values of stock options held by those officers that were outstanding at year end:


             	                     Number of    Number of
                                   Securities   Securities     Value of      Value of
                                   Underlying   Underlying     Unexercised   Unexercised
            Number of              Unexercised  Unexerised     In-The-Money  In-The-Money
            Shares       Dollar    Options      Options        Options       Options
            Acquired on  Value     At Year End  At Year End    At Year End   At Year End
Name        Excercise    Realized  Exercisable  Unexercisable  Exercisable   Unexercisable

David M.
Pomerance     25,500    $103,658     205,000        100,000     $764,063     $326,500

Mitchel J.
Laskey           --          --      200,000        150,000     $750,000     $326,500

Nikhil A.
Bhatt            --          --       60,000         90,000         --            --

Paul S.
Glover           --          --       10,000         75,000     $ 37,500     $ 84,050



            MANAGEMENT INCENTIVE COMPENSATION PLAN

	The Company has a Management Incentive Compensation ("MIC") Plan that is administered by the President and CEO under the direction of the Compensation and Incentive Stock Option
Committee of the Board of Directors. Cash distributions may be made annually and are based on the Company's overall performance, the individual employee's performance plus a discretionary amount determined by the Committee. Total distributions may not exceed 20% of the Company's pre-bonus income before income taxes and are allocated to Company executives including directors and managers. Individual distributions from the pool are determined by the Compensation and Incentive Stock Option Plan Committee based on recommendations from the Company's President and CEO.

 No amounts were accrued or paid under the Plan based on the Company's operating results in 1996. With respect to 1997, as of March 31, 1997 the Board of Directors has established a distribution pool of $901,000.


                          11




                EMPLOYMENT CONTRACTS

	In June 1996, the Company entered into an employment agreement with Nikhil A. Bhatt to serve as the Company's
Senior Vice President and Chief Technical Officer. The agreement is for a term of three years, which automatically renews for successive three-year periods, unless terminated by the Company not less than 60 days prior to the commencement of any renewal period. The agreement provides for an annual base salary of $155,000, which is to be reviewed annually by the Board of Directors and is subject to increases based on the Consumer Price Index. If the employment agreement is terminated without cause, the Company fails to renew the contract or Mr. Bhatt elects to terminate for "good reason,"
Mr. Bhatt is to receive on the termination date a lump sum cash payment equal to one year of Mr. Bhatt's annual base salary, in addition to all other benefits and other compensation to which he would be entitled if he were an employee during the one-year period. The agreement contains a covenant not to compete for a period of 18 months after termination.

	In August 1994, the Company entered into an employment agreement with David M. Pomerance, which was amended effective August 1, 1996. Pursuant to the amended agreement, Mr. Pomerance serves as Chairman of the Board and a part-time consultant to the Company. The agreement, as amended, is for a term of one year commencing August 1, 1996 and automatically renews for successive one-year periods unless terminated by written notice from either party within 60 days prior to the commencement of any renewal term. The agreement provides for a one-time payment of approximately $10,000 on August 1, 1996, monthly payments of $1,500 for his services as Chairman of the Board and per diem payments of $2,500, with a noncumulative minimum of five days per month, for his part-time services as a consultant. The agreement, as amended, also provides that Mr. Pomerance shall be reimbursed for all reasonable expenses incurred by him in the performance of his duties. Mr. Pomerance has waived participation in the MIC Plan and in all vacation and sick day benefit programs. In consideration for Mr. Pomerance entering into the amendment, the Company agreed (i) to pay Mr. Pomerance a bonus of $12,500 per quarter for four calendar quarters commencing August 1, 1996, and (ii) that certain unvested options held by Mr. Pomerance to purchase an aggregate of 50,000 shares of Common Stock be deemed vested as of August 1, 1996.

	On October 1, 1996, the Company entered into an Employment Agreement with Paul S. Glover, Vice President of Finance and
CFO. The term of the agreement is three (3) years and provides for a base salary of $130,000 per annum, which is subject to annual review by the Board of Directors and increases based on the Consumer Price Index. The severance arrangement included in the agreement provides that upon the occurrence of a triggering event as defined in the agreement, employee will 1) receive severance pay equal to one (1) times employee's highest base salary plus the highest bonus and incentive payments received by employee within the previous three (3) years, 2) have immediate vesting of all stock options, warrants, and other stock appreciation rights and 3) be provided with benefits for a period of one (1) year following the triggering event or through the expiration of employee's service period as provided by the agreement.

	On January 1, 1997, the Company entered into a new Employment Agreement with Mitchel J. Laskey, President and CEO, which supersedes and terminates the agreement dated August 23, 1994.
The term of the new agreement is three (3) years and shall automatically renew for three (3) successive one-year periods unless earlier terminated upon delivery of written notice by either party not less than sixty (60) days prior to the end of the initial term, or renewal term, as the case may be. The agreement provides for a base salary of $250,000 per annum, for the period January 1, 1997 through June 30, 1997 and $300,000 per annum thereafter which is subject to annual review by the Board of Directors and such increases as the Board may determine. The agreement grants to the employee options to purchase 50,000 shares of the Company's Common Stock. The options vest on January 1, 1998 and are subject to divestiture pursuant to a formula if the Company's financial performance for 1997 is less than 100% of projections. This agreement also provides employee incentives in the form of cash bonuses for achievements of certain predefined objectives for fiscal year
1997.  These objectives consist of 1)  professional goals, 2)
Company net income target, and 3) Company actual performance target, and they result in maximum bonus awards of $50,000, $50,000 and $25,000, respectively. The severance provisions included in the agreement provide that upon the occurrence of a triggering event, as defined in the agreement, employee will 1) receive severance pay equal to two (2) times employee's highest base salary plus the highest bonus and incentive payments received by employee within the previous three (3) years, 2) have immediate vesting of all stock options, warrants, and other stock appreciation rights and 3) be provided with benefits for employee and his family for a period of one (1) year following the triggering event or through the expiration of employees service period as provided by the agreement.


                           12




                OTHER COMPENSATION PLANS

1983 Incentive Stock Option Plan

	The Company had an Incentive Stock Option Plan which expired March 1993 ("1983 Plan"). The 1983 Plan allowed the Company, at its discretion, as determined by a three member Stock Option
Plan Committee appointed from the members of the Board of Directors who were not eligible to participate in the 1983 Plan, to grant incentive stock options to employees determined by the Committee, for the purchase of Common Stock of the Company.

	Under the 1983 Plan as of March 31, 1997, there were unexpired options outstanding and unexercised for shares totaling 5,000.
As of March 31, 1997, the market value for the shares underlying these unexercised options was $34,063. The total proceeds the Company would realize upon the exercise of all 1983 Plan options outstanding at March 31, 1997, was $9,035. Options may be exercised for periods up to ten years from date of grant or, in the case of holders of 10% or more of the Company's Common
Stock, five years from date of grant. The expiration of the 1983 Plan does not effect the right of the holders to exercise unexpired options under the Plan. The exercise price of the options granted under the Plan may not be less than 100% of the fair market value of the Company's Common Stock on the grant date or, in the case of holders of 10% or more of the Company's
Common Stock, 110% of the fair market value of the Company's
Common Stock at grant date.  Options may be exercised to acquire
40% of the shares subject to the option after one year, 30% after two years and 30% after three years.

1993 Incentive Stock Option Plan

	The Company adopted a similar Incentive Stock Option Plan in 1993 ("1993 Plan"). As of March 31, 1997, there were unexpired options outstanding and unexercised for shares totaling 558,095 under the 1993 Plan. As of March 31, 1997, the market value for the shares underlying these unexercised options was $3,802,022.
The total proceeds the Company would realize upon the exercise of all 1993 Plan options outstanding at March 31, 1997, was $1,733,392. The terms and vesting schedule of options granted under both the 1983 and 1993 Plans are the same.

	Options granted under both Plans are "Incentive Stock Options" pursuant to Section 422A of the Internal Revenue Code.
Employees do not recognize income at the time of the grant or exercise of an option. Employees will recognize capital gain or loss, as the case may be, at the time of the subsequent sale of the Common Stock issued upon the exercise of the option. The
Company will not recognize income at either the time of the option grant or at the time of the exercise.

	All full-time permanent Company employees are/were eligible to participate under both Plans. Options may be exercised either by payment of cash, or, at the discretion of the Committee, by shares of the Company's Common Stock.

Director and Management Stock Warrant and Option Plan

	The Company adopted the Director and Management Stock Warrant and Option Plan in 1993 for the issuance of stock purchase warrants and stock options to directors, officers and key management employees of the Company. Grants under this Plan are made under the direction of the Company's Compensation
Committee. The purpose of the Plan is to attract and retain talented directors, officers and key management employees of the Company.

	The Company has reserved 250,000 shares of its Common Stock for issuance upon the exercise of warrants and options granted under the Plan. As of March 31, 1997, there were unexpired warrants and options outstanding and unexercised for shares totaling
184,000. The market value for shares underlying these warrants and options was 1,907,500 as of March 31, 1997. The total proceeds the Company would receive upon the exercise of these warrants and options was $1,234,800. Under the Plan, warrants to directors are to be issued with an exercise price equal to the average of the closing bid and ask prices of the Company's
Common Stock on the date of issuance. Options to employees and officers are to be issued with an exercise price of no less than 85% of the fair market value of the Company's Common Stock on the date of issuance.

	This Plan does not qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. As such, warrant holders and optionees will not realize income at the time of the warrant or option grant. They will recognize ordinary compensation income at the time of the exercise of the warrant or option to the extent of the difference of the exercise price and the fair market value of the underlying Common Stock at the time of exercise. Warrant holders and optionees will recognize either a capital gain or capital loss at the time of the eventual sale of the Common Stock received on exercise, computed as the difference between the sale price of the Common Stock and its fair market value on the exercise date.


                          13




              Employee Stock Purchase Plan

	The Company adopted the Employee Stock Purchase Plan in 1993 for the purpose of encouraging full-time employees to become shareholders in the Company. The Company has reserved 200,000 shares of its Common Stock for issuance pursuant to purchases under this Plan. Under this Plan as of March 31, 1997, 67,987 shares have been issued generating proceeds to the Company of $139,467.

	The price for stock purchased under this Plan will be the lesser of 85% of the average bid and ask prices of the Company's Common Stock at the beginning of and at the end of each six month purchase period. Employees pay for the shares through payroll deductions. This Plan qualifies for favorable tax treatment to employees under Sections 421 and 423 of the Internal Revenue Code.

                      STOCK PERFORMANCE

	The following chart compares the cumulative total shareholder return on the Company's Common Stock based on the closing bid price of the Company's Common Stock for the last five years
("Company Index"), with the cumulative total returns for the Center for Research and Security Prices ("CRSP") total return index for the NASDAQ Stockmarket-U.S. Companies Index ("Market
Index") and the CRSP NASDAQ Computer and Data Processing
Services Stocks Index ("Peer Group") over the same period. The comparison assumes $100 invested in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The stock price performance shown on the chart is not necessarily indicative of future performance.


                         [GRAPH]


                     DYNAMIC HEALTHCARE                     NASDAQ COMPUTER
                     TECHNOLOGIES, INC.     	 NASDAQ US     & DATA PROCESSING


        1991 	             100.00               100.00            100.00
        1992 	              51.85               116.38            107.59
        1993 	              62.96               133.59            113.87
        1994 	              29.63               130.59            138.24
        1995 	              68.52               184.67            210.53
        1996               140.74               227.16            259.90



                          14




     PROPOSAL NUMBER TWO (2) - ENGAGEMENT OF AUDITORS

	The Board of Directors has appointed the firm of KPMG Peat Marwick, LLP as the auditors of the Company for the fiscal year ending December 31, 1997, subject to approval of such appointment by stockholders at the Annual Meeting. KPMG Peat
Marwick, LLP has audited the Company's financial statements since the Company's 1994 fiscal year.

	A representative of KPMG Peat Marwick, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he so desire and to respond to appropriate questions.

	An affirmative vote of at least a majority of the votes cast on this proposal are required for approval. The Board of Directors is recommending to the Company shareholders a vote "FOR"
Proposal Number Two (2) to engage KPMG Peat Marwick, LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997.

       PROPOSAL NUMBER THREE (3) - AMENDMENT TO
           THE ARTICLES OF INCORPORATION

	The Company's Articles of Incorporation (the "Articles"), as currently in effect, provide that the Company is authorized to issue 20,000,000 shares of Common Stock. The Board of Directors has authorized an amendment to the Articles to increase the authorized number of shares of Common Stock to 40,000,000 shares. The shareholders are being asked to approve at the Annual Meeting such amendment to the Articles. Under the proposed amendment, the first sentence of Article VI of the Articles would be amended to read as follows:

    "The total number of shares of common stock which the corporation shall have the authority to issue is forty million (40,000,000), and the par value of each of such shares is One Cent ($0.01)."

	The Company currently has 20,000,000 authorized shares of Common Stock. As of March 31, 1997, 17,064,853 shares of Common Stock were issued and outstanding. In addition, as of March 31, 1997, 1,811,277 shares were reserved for future grant or for issuance upon the exercise of outstanding options and warrants.

Purpose and Effect of the Amendment

	The principal purpose of the proposed amendment to the Articles is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to utilize such shares for any appropriate business purpose. The Board of Directors has no present plan, agreement, or arrangement to issue any of the shares for which approval is sought. If the amendment is approved by the shareholders, the Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

	The increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders. To the extent that the additional authorized shares are issued in the future in a transaction other than in a stock split or stock dividend, the existing shareholders' percentage equity ownership will decrease and, depending on the price at which shares are issued, could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock. The holders of Common Stock have no preemptive rights. The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders by diluting the stock ownership or voting rights of a person seeking to obtain control of the Company.

	An affirmative vote of at least a majority of the votes cast on this proposal are required for approval. The Board of Directors recommends a vote "FOR" Proposal Number Three (3) adopting an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock to a total of 40,000,000.


                              15




       PROPOSAL NUMBER FOUR (4) - AMENDMENT TO THE 1993
                  INCENTIVE STOCK OPTION PLAN

	The Company adopted an incentive stock option plan in 1983 for key employees whereby 400,000 shares of common stock were reserved for issuance under the 1983 Plan. During 1993, the shareholders approved and the Company adopted a new ten year incentive stock option plan for employees whereby 100,000 shares of common stock were reserved for issuance under the 1993 Plan.
Upon adoption of the 1993 Plan no new options were to be granted under the 1983 Plan, although options then outstanding continued to be exercisable subject to the terms of the 1983 Plan. During
1995, the shareholders approved and the Company adopted an increase of total shares issuable under the Plan to 600,000. As of March 31, 1997 the 400,000 common shares which were reserved under the 1983 Plan, had resulted in 118,240 shares being issued, 5,000 shares continue to be reserved for options outstanding, and 276,760 shares have been released from reserve.
Under the 1993 Plan, as of March 31, 1997, the 600,000 shares which were reserved under the Plan had resulted in 34,110 shares being issued, 558,095 shares continue to be reserved for options outstanding, and 48,045 shares have been released from reserve.

	The Board of Directors believes this amendment to increase the total issuable shares under the 1993 Plan to 1,500,000 from 600,000 is needed to replace the expiring 1983 Plan, to encourage full time employees, including officers, to become shareholders of the Company, thereby providing incentive to remain in the Company's employ, to improve operations, to increase profits and to contribute to the Company's success.
The Board of Directors is recommending to the Company's shareholders a vote "FOR" Proposal Number Four (4) adopting an amendment to the 1993 Incentive Stock Option Plan to increase the total issuable shares pursuant to the 1993 Plan to a total of 1,500,000. It will require the affirmative vote of a majority of the shares represented at the meeting to adopt the amendment to the 1993 Plan as set forth by Proposal Number (4).


  PROPOSAL NUMBER FIVE (5) - AMENDMENT TO THE STOCK WARRANT AND
       OPTION PLAN FOR DIRECTORS AND MANAGEMENT EMPLOYEES

	During 1993, the shareholders approved and the Company adopted a stock warrant and option plan for directors and management employees ("D & M Plan"), whereby 250,000 shares of common stock were reserved for issuance under the D & M Plan. The directors' warrants are five year warrants which vest under varying terms and are issued at an exercise price equal to the market price of the Company's common stock on the date of grant. The management employees' stock options are fully vested one year after date of issuance and expire ten years after the first anniversary.
Employee options are issued at an exercise price of no less than 85% of the market price of the Company's common stock on the date of grant. During 1995, the shareholders approved and the Company adopted an amendment to the D & M Plan to conform the terms of exercise to 40% upon grant plus 20% per year for each of three years thereafter and to provide for early vesting upon death or employment termination without cause for all future options under the D & M Plan. As of March 31, 1997, the 250,000 shares which were reserved under the D & M Plan had resulted in 5,000 shares being issued, 280,000 shares continue to be reserved for options outstanding, and no shares have been released from reserve.

	The Board of Directors believes this amendment to increase the total issuable shares under the D & M Plan to 650,000 from 250,000 is needed to allow the Company to compete for key employees and for experienced and dedicated people to serve on its board. An affirmative vote of a least a majority of the votes cast on this proposal are required for approval. The Board of Directors recommends a vote "FOR" Proposal Number Five (5) to amend the D & M Plan.


          PROPOSAL NUMBER SIX (6) - AMENDMENT TO
             THE EMPLOYEE STOCK PURCHASE PLAN

	During 1993 the shareholders approved and the Company adopted an Employee Stock Purchase Plan ("ESP Plan") effective for a five year period beginning January 1, 1994. The Company reserved 200,000 shares of common stock for issuance under the ESP Plan. The Plan operates in one or more phases of six months each and is open for enrollment by employees working at least 20 hours per week and who have completed at least five months of service.

	The Board of Directors believes this amendment to increase the total issuable shares under the ESP Plan to 600,000 from 200,000 is needed to accommodate for the anticipated increase in participation in the Plan due to an increasing employee base and greater interest by employees for involvement in the Company's growth. It will require the affirmative vote of a majority of the shares represented at the meeting to adopt the amendment to the ESP Plan. An affirmative vote of at least a majority of the votes cast on this proposal are required for approval. The
Board of Directors recommends a vote "FOR" Proposal Number Six
(6) to amend the ESP Plan.


                            16




                      OTHER MATTERS

	The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares they represent.


                  STOCKHOLDER PROPOSALS

Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 1998 Annual Meeting if they are received by the Company before the close of business on December 31, 1997.

                                     THE BOARD OF DIRECTORS


Dated:  April 16, 1997


                            17




             DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
  This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints MITCHEL J. LASKEY and DAVID M. POMERANCE, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Dynamic Healthcare Technologies, Inc. held by record by the undersigned on April 15, 1997, at the annual meeting of shareholders to be held on June 3, 1997, or any adjournment thereof.

1. ELECTION OF DIRECTORS
   ____ FOR all nominees listed below              ____ WITHHOLD AUTHORITY
   (except as marked to the contrary below)        to vote for all nominees
                                                   listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

JERRY L. CARSON; THOMAS J. MARTINSON; DAVID M. POMERANCE;
MITCHEL J. LASKEY; DANIEL P. RAYNOR; BRET R. MAXWELL; RICHARD W.
TRUELICK

2.	To vote on the proposal of the Board of Directors that KPMG
   Peat Marwick, LLP, independent public accountants, be engaged as auditors for the Company for the fiscal year ending December 31, 1997.

   ____ FOR	         ____ AGAINST          	____ABSTAIN

3.	To vote on the proposal of the Board of Directors to increase authorized shares of common stock to a total of 40,000,000 shares.

  ____ FOR          	____ AGAINST          	____ABSTAIN


4.	To vote on the proposal of the Board of Directors to amend
   the 1993 Incentive Stock Option Plan ("1993 ISO Plan") to reserve an additional 900,000 shares for issuance under the plan.

  ____ FOR          	____ AGAINST          	____ABSTAIN


5.	To vote on the proposal of the Board of Directors to amend
   the Stock Warrant and Option Plan for Directors and Management employees ("D & M Plan") to reserve an additional 400,000 shares for issuance under the plan.

  ____ FOR          	____ AGAINST          	____ ABSTAIN

6.	To vote on the proposal of the Board of Directors to amend
   the Employee Stock Purchase Plan ("ESP Plan") to reserve an additional 400,000 shares for issuance under the plan.

  ____ FOR          	____ AGAINST          	____ ABSTAIN

7.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

 This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 through 6.

	The undersigned hereby revokes any proxies heretofore given by him and confirms all that the Proxies may lawfully do by virtue hereof.


Dated: _______________________, 1997             _______________________
                                                 Signature of Shareholder

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY.     Please sign name exactly as
IF YOUR ADDRESS OR ZIP CODE IS INCORRECT,        shown hereon.  Executors,
PLEASE CORRECT THE SAME BEFORE RETURNING.        Administrators, Trustees,
                                                 etc. should give titles as
                                                 such.  If Shareholder is a
                                                 corporation, sign full
                                                 corporate name by duly
                                                 authorized officer.